UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2005

                             BIG DOG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-22963               52-1868665
     (State or other jurisdiction      (Commission            (IRS Employer
       of incorporation)                File Number)       Identification No.)

                121 Gray Avenue, Santa Barbara, CA              93101
            (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (805) 963-8727

                                 Not Applicable
             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):


__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b)
   under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         Entry into a Material Definitive Agreement

         On May 20, 2005, the registrant's wholly owned subsidiary, The Walking Company, entered into an Asset Purchase Agreement to acquire certain assets and assume certain liabilities of the Footwooks Division of Bianca of Nevada, Inc. for a purchase price of $10 million. The closing of the transaction is subject to customary conditions and is expected to be completed within the next 45 days. The purchase price is subject to an inventory adjustment prior to closing. The purchase price will be paid by the delivery of $7 million cash at closing and the balance over three years. The registrant has issued a press release attached as Exhibit 99.1 to this report which is incorporated herein by reference.

ITEM 9   -        Financial Statements and Exhibits

         (c)      Exhibits

                  99.1     Press Release dated May 23, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             BIG DOG HOLDINGS, INC.


DATED:  May 23, 2005

                             By:  /s/ Anthony J. Wall
                                  __________________________________
                                  Anthony J. Wall
                                  Executive Vice President

                                  Exhibit Index


                        Exhibit              Description

            ----------------------------     --------------------------------

                         99.1                Press Release dated May 23, 2005